ARKADOS AND ASTER
UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Arkados and Aster and have been prepared to illustrate the effects of the Arkados acquisition of Aster which was consummated on March 2, 2007. The following data is presented as if the Merger of Arkados and Aster was effective as of June 1, 2005 for the unaudited pro forma condensed combined balance sheet for the period ending February 28, 2007. The unaudited pro forma condensed combined statements of operations for the periods ended May 31, 2006 and February 28, 2006 are presented as if the Merger had occurred as of June 1, 2005. This unaudited condensed combined pro forma financial information reflects the purchase of Aster as an acquisition of assets and represents a current estimate of the financial information based on available information from Arkados and Aster.

The pro forma information includes adjustments to record the assets and liabilities of Aster at their estimated fair market values and is subject to adjustment as additional information becomes available and as additional analyses are performed. To the extent there are significant changes to Aster’s business, the assumptions and estimates herein could change significantly. The pro forma financial information is presented for illustrative purposes only under one set of assumptions and does not reflect the financial results of the combined companies had consideration been given to other assumptions or to the impact of possible operating efficiencies, asset dispositions, and other factors. Further, the pro forma financial information does not necessarily reflect the historical results of the combined company that actually would have occurred had the Merger been in effect during the periods indicated or that may be obtained in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements, including the related notes, of Arkados covering these periods included in Arkados’ Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006 and in Arkados’ Quarterly Report on Form 10-QSB for the fiscal quarter ended February 28, 2007 as well as the historical financial statements of Aster included elsewhere in this current report.

The unaudited pro forma condensed combined financial information is based on the issuance of 1,000,000 shares of Arkados common stock upon the cancellation of all outstanding shares of Aster capital stock.  In addition, 78,564 shares of Arkados common stock have been included to reflect the sign-on bonus provided to Aster employees.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of February 28, 2007

	Arkados	Aster	Elimination		ProForma
Assets
Current assets
Cash	$221,287	$15,072	$(22,000)	B	$139,540
			(43,000)	C
			(31,819)	F
Accounts receivable	64,067	—	—		64,067
Inventory	31,100	—	—		31,100

Total current assets	316,454	15,072	(96,819)		234,707
Equipment, net	1,324	20,010	—		21,334
Deferred financing expenses, net	314,870	—	—		314,870
Intangible assets, net	54,506	125,785	430,000	A	506,506
			22,000	B
			(125,785)	E
Other assets	27,225	5,382	—		32,607

Total assets	$714,379	$166,249	$229,396		$1,110,024

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of February 28, 2007

	Arkados	Aster	Elimination		ProForma

Liabilities and Stockholders' Deficiency

Current liabilities:
Accrued expenses and other liabilities	$1,233,194	$164,138	$(31,481)	C	$1,238,580
			(127,271)	F
Current portion convertible debentures	1,066,500	—	—		1,066,500
Payroll taxes and related penalties and interest payable	959,822	—	—		959,822
Related party payable	—	—	—		—

Total current liabilities	3,259,516	164,138	(158,752)		3,264,902

Convertible Debentures	6,764,525	—	—		6,764,525

Commitments & contingencies	—	—	—		—

Stockholders' deficiency
Convertible preferred stock - $.0001 par value	—	—	—		—
Series Al Convertible Participating Preferred Stock, Par Value $001	—	489	(489)	D	—
Series A Preferred Stock, Par Value $001	—	688	(688)	D	—
Common stock, $.0001 par value	2,505	—	100	A	2,684
			79	F
Common Stock, Par Value $001	—	220	(220)	D	—
Additional paid-in capital	15,074,434	1,073,823	429,900	A	16,609,897
			31,740	F
Treasury stock	(16,000)	—	—		(16,000)
(Accumulated Deficit during Development Stage)	(24,370,601)	(1,073,109)	(11,519)	C	(25,515,984)
			1,397	D
			(125,785)	D
			63,633	F
Total stockholder's deficiency	(9,309,662)	2,111	388,148		(8,919,403)
Total liabilities and shareholder's equity	$714,379	$166,249	$229,396		$1,110,024

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended May 31, 2006

	Arkados	Aster
	May 31, 2006	May 31, 2006	Elimination		ProForma

Net Sales	$112,094	$—	$—		$112,094

Cost of Goods Sold	79,980	—	—		79,980

Gross Profit	32,114	—	—		32,114

Research and Development Expenses	1,395,257	485,087	—		1,880,344

General and Administrative Expenses	2,196,401	54,714	(1,411)	C	2,291,704

Net Loss From Operations	(3,559,544)	(538,801)	1,411		(4,096,934)

Other Income (Expenses):	—	—	—		—

Interest Income (Expense)	(465,472)	—	—		(465,472)

Net Loss Before Income Taxes	(4,025,016)	(538,801)	1,411		(4,562,406)

Provision for Income Taxes	—	—	—		—

Net Loss	$(4,025,016)	$(538,801)	$1,411		$(4,562,406)

Net loss per share
- Basic and diluted	$(0.17)	*	n/a		$(0.18)

Weighted Average of Common Shares Outstanding - basic and diluted	23,777,360	n/a	1,000,000	H	24,855,924
			78,564	I

*	As a private company, Aster’s historical financial statements do not provide earnings per share calculations.

The accompanying notes are an integral part of these unaudited, condensed, and combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended February 28, 2007

	Arkados	Aster
	28-Feb-07	28-Feb-07	Elimination		ProForma

Net Sales	$87,642	$—	$—		$87,642

Cost of Goods Sold	54,019	—	—		54,019

Gross Profit	33,623	—	—		33,623

Research and Development Expenses	1,406,512	471,528	—		1,878,040

General and Administrative Expenses	2,505,108	62,780	11,519	C	2,576,604
			(2,803)	G

Net Loss From Operations	(3,877,997)	(534,308)	(8,716)		(4,421,021)

Other Income (Expenses):	—	—	—		—

Interest Income (Expense)	(495,082)	—	—		(495,082)

Net Loss Before Income Taxes	(4,373,079)	(534,308)	(8,716)		(4,916,103)

Provision for Income Taxes	—	—	—		—

Net Loss	$(4,373,079)	$(534,308)	$(8,716)		$(4,916,103)

Net loss per share
- Basic and diluted	$(0.17)	*	n/a		$(0.19)

Weighted Average of Common Shares Outstanding - basic and diluted	24,873,536	n/a	1,000,000	H	25,952,100
			78,564	I

*	As a private company, Aster’s historical financial statements do not provide earnings per share calculations.

The accompanying notes are an integral part of these unaudited, condensed, and combined financial statements.

1.	Description of Transaction and Basis of Presentation

On March 3, 2007 we completed the merger (“Merger”) of Arkados Wireless Technologies, Inc., a wholly owned subsidiary of the Company (“Merger Sub”) with Aster Wireless, Inc. a Delaware corporation (“Aster”) pursuant to that Agreement and Plan of Merger dated February 13, 2007 by and among the Company, Merger Sub and Aster (the “Merger Agreement”).  The assets and liabilities of Aster will be recorded as of the acquisition date at their estimated fair values. The reported consolidated financial condition and results of operations of Arkados after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical consolidated financial position or results of operations at Aster. Arkados issued 1,000,000 shares of Arkados common stock upon the cancellation of all shares of Aster capital stock outstanding.  Under the terms of the merger, the Aster employees will receive 50% of their deferred payroll which will be paid 50% in cash and 50% in Arkados stock.

2.	Purchase Price

An estimate of the purchase price is as follows (table in thousands):

Fair value of Arkados shares issued at closing	$430
Estimated transaction costs incurred by Arkados	22
Estimated purchase price	$452

The fair value of the Arkados shares used in determining the purchase price was $0.43 per share, which was the price of Arkados common stock on the day that the closing took place, March 2,2007

For pro forma purposes, the estimated purchase price has been allocated based on a preliminary valuation of Aster’s tangible and intangible assets and liabilities based on their estimated fair values as of February 28, 2007 (table in thousands):

Total current assets	$15
Property and equipment and other assets	25
Intangible assets	417
Total current liabilities	(5)
Total	$452

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of intellectual property, other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger is consummated.

The purchase price allocation will remain preliminary until Arkados completes a valuation of any significant identifiable intangible assets acquired, including intellectual property, and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after completion of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

3.	Pro Forma Adjustments

(A)	To record the value of the 1,000,000 shares of Arkados common stock (common stock and additional paid in capital) to be issued in the merger; this will be charged to Intangible Assets.
(B)	To record the estimated Arkados transaction costs of $22,000 including legal and accounting fees.

(C)	To record the estimated Aster transaction costs of $43,000 for legal and accounting fees which is to be paid by Arkados.
(D)	To eliminate Aster’s historical stockholders’ equity accounts.
(E)	To eliminate Aster’s recording of intangible assets and intellectual property.

(F)	To record the payment of sign-on bonuses to former Aster employees, equivalent to one half of their accrued salaries under Aster and payable one-half in cash and one-half in Arkados stock.

(G)	To eliminate Aster’s recording of the amortization expense related to intellectual properties.

(H)	To record the 1,000,000 shares of Arkados common stock to be issued to Aster’s stockholders.

(I)	To record the 78,564 shares of Arkados common stock to be issued to Aster’s stockholders as part of their sign-on bonus.